AGREEMENT FOR THE PURCHASE OF PARTIAL LEASEHOLDS

This Agreement for the Purchase of Partial Leaseholds ("Agreement") made and effective this December 1st, 2010, by and between Geronimo Holding Corporation ("Seller") and American Standard Energy, Corp. ("Buyer").

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain mineral rights leaseholds held on properties as described in EXHIBIT A: Summarized Well names below;

• Kandiyohi 2-20H	• Allie 31X-24
• Lisa Diane 15-22H	• Clearwater 010-03H
• RS-Brady-157-91-2223H-1	• Cvancara 20-17 #1H
• Burke 17-23H	• Harriet #1-22H
• Burke 27-7H	• Kjorstad 5300 24-22H
• Clearwater 100-19H	• Wolberg 21-18H
• Lazy DE #24-7H	• Orf #1-20H
• Lazy DE #34-7H	• Mosser #11-27TFH
• Ward 11X-23	• Clearwater 8-0506
• Trulson 11-14H	• Clearwater 102-0506H
• Kerbaugh 31X-04	• Sidonia 17-1324H
• Van Hook 7-23H	• Lansing 1-25H
• Knoshaug 14-11 #1H	• Hodenfield 15-23H

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Sale.
Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase the aforementioned partial leaseholds/Wells (the "Property"):  See EXHIBIT A.

2.  Price.
Buyer shall pay Seller for the Property the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) cash and ONE MILLION TWO HUNDRED THOUSAND (1,200,000) shares of American Standard Energy Corp. stock (OTCBB: ASEN).

3.  Transfer of Title.
Title to and ownership of all rights to the Property shall pass from Seller to Buyer upon close of escrow date within two weeks of the date of this Agreement.

4.  Representations and Warranties of Seller.

(a)           Seller warrants that the title to the Property shall be of marketable title free of undisclosed liens, mortgages, leases, or other rights in the Property.

(b)           Authority; Capacity to Sell.  The Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Seller, and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)           No Violation of Law or Agreement.  The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or governmental order applicable to Seller; (c) require the consent, notice or other action by any person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which the Seller is a party or by which the Seller is bound or to which any of their respective properties and assets are subject or any permit affecting the properties, assets or business of the Seller; or (d) result in the creation or imposition of any encumbrance on any properties or assets of the Company. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to the Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. For purposes hereof, “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(d)           Consents.  All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the execution, delivery and performance by the Sellers of this Agreement or the transactions contemplated hereby have been or at the closing of this Agreement will have been obtained by the Seller and will be in full force and effect.

(e)           Full Disclosure.  No representation or warranty by Seller in this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(f)           Contingencies.  Seller shall provide completed Title Report to Buyer.  Sales price shall be adjusted accordingly should the results of the Title Report indicate anything contrary to this Agreement.

5.  Representations and Warranties of Buyer.

(a)           Authority; Capacity to Purchase.  Buyer is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Buyer, and constitutes a legal, valid and binding obligation of such Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           No Conflicts’ Consents.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or governmental order applicable to Buyer; or (c) require the consent, notice or other action by any person under any contract to which Buyer is a party. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6. Limitation of Liability.
In no event shall Seller be liable for any special, indirect, incidental or consequential damages arising out of or connected with this Agreement or the Property, regardless of whether a claim is based on contract, tort, strict liability or otherwise, nor shall Buyer's damages exceed the amount of the purchase price of the Property.

7.  Notices.
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services.

If to Seller:
Geronimo Holding Corporation
P.O. Box 804
Midland, TX 79702

If to Buyer:
American Standard Energy, Corp.
60 East Rio Salado Parkway
Suite 900
Tempe, AZ 85281

8.  Governing Law.
This Agreement shall be construed and enforced in accordance with the laws of the state of Nevada.

9.  Final Agreement.
This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof.  This Agreement may be modified only by a further writing that is duly executed by both parties.

10.  Severability.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

11.  Headings.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Geronimo Holding Corporation			American Standard Energy, Corp.

By:	/s/Randall Capps	By:	/s/Scott Feldhacker
Randall Capps			Scott Feldhacker
President			Chief Executive Officer

EXHIBIT A

	Well Name	Status	NDIC File #	Location	Target Frm.	AFE Amt.	Spud Dt.	Comp. Dt.	Last Mo. Oil	Cum. Oil	Oil IP	Last Mo. Gas	Cum Gas	Spacing	XOG WI	NRI	Net Acres	Operator
1	Kandiyohi 2-20H	Producing	18554	20-159-90	Bakken	$4,890,705.00	1/21/2010		3422	16281				640	1.71875%	0.78000	11.00001	EOG Resources
2	Lisa Diane #15-22H	Producing	18723	15-156-96	Bakken	$6,347,000.00	4/11/2010		4963	24610	608	8231	14567	1280	0.17578%	0.75000	2.25003	Murex Petr.
3	RS-Brady-157-91-2223H-1	Producing	17497	22-157-91	Bakken	$6,192,879.67	9/17/2008	11/6/2008	1539	60108	194	0	30618	1280	0.66707%	0.81000	8.53847	Hess Corporation
4	Burke 17-23H	Producing	17949	23-155-90	Bakken	$5,197,900.00	2/22/2009	7/17/2009	1001	20967	80	287	5425	640	7.99805%	0.76000	51.18750	EOG Resources
5	Burke 27-7H	Producing	18164	7-155-90	Bakken	$4,802,787.00	9/9/2009	11/21/2009	6458	84219	676	2851	32265	640	2.25457%	0.78000	14.42922	EOG Resources
6	Clearwater 100-19H	Producing	18329	19-157-90	Bakken	$4,935,075.00	11/1/2009	1/12/2010	2830	36626	249	1197	14925	640	0.23597%	0.82000	1.51019	EOG Resources
7	Lazy DE #24-7H	Producing	17797	7-146-93	Bakken	$5,756,180.00	5/23/2009	7/31/2009	3636	47316	499	2075	22005	1280	4.19761%	0.77000	53.72941	Marathon
8	Lazy DE #34-7H	Producing	18382	7-146-93	Bakken	$5,204,480.00	2/18/2010	6/9/2010	1356	11348	267	210	3154	1280	4.19759%	0.77000	53.72910	Marathon
9	Ward 11X-23	Producing	18510	23-154-95	Bakken	$5,856,000.00	1/30/2010	4/19/2010	10020	71324	1462	62	204	1280	1.32540%	0.78000	16.96513	XTO Energy Inc.
10	Trulson 11-14H	Producing	18528	11-156-90	Bakken	$6,032,000.00	3/20/2010	5/31/2010	10491	55313	1274	4750	20650	1280	0.02930%	0.79000	0.37500	Hunt Oil Company
11	Kerbaugh 31X-04	Producing	18667	4-155-96	Three Forks	$5,404,000.00	3/12/2010	5/14/2010	4168	29205	642	7849	45143	1280	1.56210%	0.75000	19.99493	XTO Energy Inc.
12	Van Hook 7-23H	Producing	18504	23-152-91	Bakken	$4,242,360.00	3/10/2010		22109	129475		11867	48679	640	1.07344%	0.74000	6.87000	EOG Resources
13	Allie 31X-24	Producing	18494	24-155-95	Bakken	$5,518,000.00	3/21/2010	5/21/2010	4314	27094		5824	23419	1280	1.35228%	0.75000	17.30916	XTO Energy Inc.
14	Clearwater 010-03H	Producing	17786	3-157-90			4/19/2010		10047	27845				640	1.04056%	0.78000	6.65959	EOG Resources
15	Cvancara 20-17 #1H	Drilling	19513	20-155-92	Bakken	$7,732,500.00	9/20/2010							1280	0.44271%	0.78000	5.66670	Brigham Oil and Gas
16	Harriet #1-22H	Completing	18904	22-160-96	Bakken	$5,225,760.00	9/24/2010							1280	0.25391%	0.78000	3.25000	Continental Resources
17	Kjorstad 5300 24-22H	Completing	19030	22-153-100	Bakken	$7,148,450.00	7/24/2010							1280	0.41250%	0.78000	5.28000	Oasis Petroleum
18	Wolberg 21-18H	Completing	19088	18-141-95	Bakken	$7,139,145.00	7/9/2010							1280	0.78106%	0.78000	9.99750	Anschutz Exploration Corp.
19	Orf #1-20H	Completing	19161	17-146-98	Bakken	$5,678,000.00	8/1/2010							1280	0.58594%	0.78000	7.50000	Continental Resources
20	Mosser #11-27TFH	Completing	19084	27-145-104	Three Forks	$7,425,500.00	8/20/2010							1280	1.56250%	0.78000	20.00000	Whiting Petroleum
21	Clearwater 8-0506	Completing	18539	5-157-90	Bakken	$7,302,000.00	9/16/2010							1280	0.52421%	0.78000	6.70984	EOG Resources
22	Clearwater 102-0506H	Producing	19336	5-157-90	Three Forks	$7,302,000.00	8/23/2010			3138 (11 days)				1280	0.52421%	0.78000	6.70984	EOG Resources
23	Sidonia 17-1324H	Completing	18479	24-158-90	Bakken	$6,799,400.00	8/15/2010							1280	1.87500%	0.78000	24.00000	EOG Resources
24	Lansing 1-25H	Completing	19126	25-152-99	Bakken	$5,917,000.00	6/16/2010							1280	0.46094%	0.78000	5.90000	Continental Resources
25	Hodenfield 15-23H	Completing	19318	23-157-98	Bakken	$8,432,152.00	8/20/2010							1280	0.31250%	0.78000	4.00000	American Oil and Gas
26	Knoshaug 14-11 #1H	Completing	19406	14-154-100	Bakken	$7,800,000.00	9/17/2010							1280	0.29605%	0.78000	3.78948	Brigham Oil and Gas
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